Exhibit 5

LAW OFFICES

SILVER, FREEDMAN & TAFF, L.L.P.

A Limited Liability Partnership Including Professional Corporations

Seventh Floor
1100 New York Avenue, N.W.
Washington, D.C. 20005
(202) 414-6100
Fax: (202) 682-0354 or (202) 682-0355

March 19, 2001

Board of Directors
Charter One Financial, Inc.
1215 Superior Avenue
Cleveland, Ohio 44114

Members of the Board of Directors:

       We have examined (i) the Agreement and Plan of Merger, dated as of January 22, 2001, by and between Charter One Financial, Inc. (the "Company"), Charter Michigan Bancorp, Inc. and Alliance Bancorp, (ii) the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and the public offering prospectus (the "Prospectus"), relating to the issuance by the Company of up to 8,275,618 shares of common stock, par value $.01 per share (the "Common Stock"), in the manner set forth in the Registration Statement and the Prospectus, (iii) the Company's Second Restated Certificate of Incorporation and Bylaws (each as amended) and (iv) records of the Company's corporate proceedings relating to the issuance of the Common Stock.

       In our examination, we have assumed and have not verified (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity with the originals of all documents supplied to us as copies, and (iv) the accuracy and completeness of all corporate records and documents and all certificates and statements of fact, in each case given or made available to us by the Company. We have relied upon certificates and other written documents from public officials and government agencies and departments and we have assumed the accuracy and authenticity of such certificates and documents.

       Based upon the foregoing, and having a regard for such legal considerations as we deem relevant, we are of the opinion that the Common Stock will be, upon issuance by Charter One, against payment therefor as set forth in the Merger Agreement, legally issued, fully paid and non-assessable.

       We consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the reference to our firm and our opinion under the heading "Legal Matters" in the Registration Statement filed by the Company, and all amendments thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours, /s/ Silver, Freedman & Taff, L.L.P. Silver, Freedman & Taff, L.L.P.